SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2004

VCA Antech, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16783	95-4097995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12401 West Olympic Boulevard,
Los Angeles, California 90064-1022
(Address of Principal Executive Offices)

(310) 571-6500
(Registrant’s Telephone Number)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

ITEM 5. OTHER EVENTS

     Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of June 1, 2004, by and among Vicar Operating, Inc., VCA Antech, Inc., certain subsidiaries of Vicar Operating, Inc. as guarantors, various lenders from time to time party thereto, Goldman Sachs Credit Partners L.P., as joint lead arranger and sole syndication agent, and Wells Fargo Bank, N.A., as joint lead arranger and administrative agent, which is incorporated herein by reference. Reference also is made to the press releases of VCA Antech, Inc., issued on June 1, 2004, which are incorporated herein by reference. A copy of the Amended and Restated Credit and Guaranty Agreement and the press releases is attached to this Form 8-K as Exhibits 10.1, 99.1, 99.2 and 99.3, respectively.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

10.1	Amended and Restated Credit and Guaranty Agreement, dated as of June 1, 2004, by and among Vicar Operating, Inc., VCA Antech, Inc., certain subsidiaries of Vicar Operating, Inc. as guarantors, various lenders from time to time party thereto, Goldman Sachs Credit Partners L.P., as joint lead arranger and sole syndication agent, and Wells Fargo Bank, N.A., as joint lead arranger and administrative agent.

99.1	Press release dated June 1, 2004.

99.2	Press release dated June 1, 2004.

99.3	Press release dated June 1, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2004	VCA Antech, Inc.

/s/ TOMAS W. FULLER
By: Tomas W. Fuller
Its: Chief Financial Officer and Assistant Secretary

EXHIBIT INDEX

Exhibits
10.1	Amended and Restated Credit and Guaranty Agreement, dated as of June 1, 2004, by and among Vicar Operating, Inc., VCA Antech, Inc., certain subsidiaries of Vicar Operating, Inc. as guarantors, various lenders from time to time party thereto, Goldman Sachs Credit Partners L.P., as joint lead arranger and sole syndication agent, and Wells Fargo Bank, N.A., as joint lead arranger and administrative agent.

99.1	Press release dated June 1, 2004.

99.2	Press release dated June 1, 2004.

99.3	Press release dated June 1, 2004.